SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 2, 2001

(Date of earliest event reported)

UAL CORPORATION

   (Exact name of registrant as specified in its charter)

       Delaware                  1-6033          36-2675207

(State or other jurisdiction       (Commission      (I.R.S. Employer

     of incorporation)              File Number)     Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois              60007

(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (847) 700-4000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9.      Regulation FD Disclosure.

  James E. Goodwin, Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc., will be speaking February 5, 2001, at the 16th annual air carrier conference, hosted by Goldman Sachs.  Mr. Goodwin is scheduled to speak between 12:35 p.m. and 1:50 p.m., Eastern Time.  His remarks will be webcast simultaneously on UAL's web site:

http://www.united.com/site/primary/0,10017,1368,00.html

Technical requirements for accessing the live event are available by visiting the investor relations section of www.united.com.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UAL CORPORATION

                                        By: /s/Francesca M. Maher

                                        Name: Francesca M. Maher

                                        Title: Senior Vice President,

                                               General Counsel and

                                               Secretary

Dated: February 2, 2001